Exhibit 4.5

[Execution Version]

As of March 5, 2004

Trans World Entertainment Corporation
38 Corporate Circle
Albany, New York 12203

Record Town, Inc.
38 Corporate Circle
Albany, New York 12203

Re:                               Amendment No. 8 to Loan and Security Agreement

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement, dated July 9, 1997, by and among Congress Financial Corporation (“Lender”), Trans World Entertainment Corporation (“TWE”), Record Town, Inc. (“RTI”), Record Town Minnesota, LLC (“RT Minnesota”), and Record Town Michigan, Inc. (“RT Michigan”; and together with TWE, RTI and RT Minnesota, each, individually, an “Existing Borrower” and, collectively, “Existing Borrowers”), as amended by Amendment No. 1 to Loan and Security Agreement, dated as of February 17, 1998, Amendment No. 2 to Loan and Security Agreement, dated May 29, 1998, Amendment No. 3 to Loan and Security Agreement, dated as of December 31, 1998, Amendment No. 4 to Loan and Security Agreement, dated as of May 31, 1999, Amendment No. 5 to Loan and Security Agreement, dated as of June 30, 2000, Amendment No. 6 to Loan and Security Agreement, dated as of May 30, 2003, Amendment No. 7 to Loan and Security Agreement, dated as of December 19, 2003, and as further amended by this Amendment No. 8 to Loan and Security Agreement (this “Amendment”), dated as of the date hereof (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the “Loan Agreement”), together with all other agreements, documents, supplements and instruments now or at any time hereafter executed or delivered by Borrowers and Media Logic USA, LLC (“Media Logic”), Movies Plus, Inc. (“Movies Plus”), Records N’ Such, Inc. (“R&S”), Saturday Matinee, Inc. (“SMI”), Trans World Management Company, Inc. (“TW Management”), Trans World New York, LLC (“TW New York LLC”), Camelot Music Holdings, Inc. (“CMHI”) and Spec’s Music, Inc. (“Specs”; together with Media Logic, Movies Plus, R&S, SMI, TW Management TW New York LLC, and CMHI, each, individually, an “Existing Guarantor” and, collectively, “Existing Guarantors”), or any other person, with, to or in favor of Lender in connection therewith (all of the foregoing, together with the Loan Agreement and the agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the “Financing Agreements”).

Existing Borrowers and Existing Guarantors have requested that Lender consent to, and enter into certain amendments to the Loan Agreement and agreements with respect to, certain transactions as described herein in connection with the business restructuring of certain assets and operations of Existing Borrowers and Existing Guarantors (the “TWE 2004 Business Restructure” as hereinafter further defined).  In connection with the TWE 2004 Business Restructure, Existing Borrowers and Existing Guarantors have also requested that (a) each of Record Town USA, LLC (“RT USA”; as hereinafter further defined) and TW New York LLC, presently an Existing Guarantor, become a Borrower, in addition to the Existing Borrowers, and (b) Trans World Florida, LLC (“TW Florida” as hereinafter further defined) become a Guarantor, in addition to the Existing Guarantors pursuant to the terms and conditions of the Loan Agreement, as amended hereby.  Each Existing Borrower, together with RT USA and TW New York LLC, shall hereinafter be referred to, individually, as a “Borrower” and, collectively, as “Borrowers”.  Each Existing Guarantor, together with TW Florida, shall hereinafter be referred to, individually, as a “Guarantor” and, collectively, as “Guarantors”.

The parties hereto wish to enter into this Amendment to evidence and effectuate such consents and amendments and certain other agreements relating thereto, in each case subject to the terms and conditions and to the extent set forth herein.

In consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.

1.1                                 Additional Definitions.  As used herein or in any of the other Financing Agreements, the following terms shall have the meanings given to them below, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

(a)                      “Future Capital Contributions Agreement” shall mean the Agreement to Make Future Contributions of Capital, dated as of February 1, 2004, among RTI, TW New York LLC and RT USA, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b)                     “Gift Certificates” shall mean gift cards and gift certificates and other gift items generally purchased by consumers as gifts that are redeemed by consumers on a purchase of one or more music and video specialty products, electronics, video games and related products.

(c)                      “Joint Plan of Reorganization” shall mean the Joint Plan of Reorganization, adopted by Borrowers and Existing Guarantors as of January 1, 2004, and by TW Florida as of February 7, 2004 with respect to TWE 2004 Business Restructuring, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(d)                     “Purchasing and Marketing Function Assets” shall have the meaning given in Section 2.1(b) hereof.

(e)                      “RT Michigan/RTI Merger” shall mean the merger of Record Town Michigan, Inc. with and into Record Town, Inc, with Record Town, Inc. as the surviving corporation of the merger.

(f)                        “RT Minnesota/RT USA Merger” shall mean the merger of Record Town Minnesota, LLC with and into Record Town USA, LLC, with Record Town USA, LLC as the surviving limited liability company of the merger.

(g)                     “RT USA” shall mean Record Town USA, LLC, a Delaware limited liability company, and its successors and assigns.

(h)                     “RTI Capital Contribution Agreement” shall mean the Contribution of Capital Agreement, dated as of January 4, 2004, among RTI, RT Michigan, TW New York LLC and RT USA, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(i)                         “TW Florida” shall mean Trans World  Florida, LLC, a Florida limited liability company and its successors and assigns.

(j)                         “TW Florida Gift Certificate Agreements” shall mean, collectively, each of the Gift Certificate Issuance and Redemption Agreements set forth on Schedule 1.1(j) hereto entered into between TW Florida and each of the Borrowers and Guarantors identified on Schedule 1.1(j) hereto, as each of the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(k)                      “TW Florida Conversion” shall mean the merger of Trans World Florida, Inc., a Florida corporation, into Trans World Florida, LLC, a Florida limited liability company, in accordance with the terms of the TW Florida Merger Agreements.

(l)                         “TW Florida  Merger Agreements” shall mean, collectively, (i) the Articles of Merger of Trans World Florida, Inc. into Trans World Florida, LLC, filed with the Florida Secretary of State, (ii) the Plan of Merger of Trans World Florida, Inc. into Trans World Florida, LLC, dated February 9, 2004, and (iii) all related agreements, documents and instruments executed or delivered in connection therewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(m)                   “TW Management/RTI Merger” shall mean the merger of Trans World Management Company, Inc. with and into Record Town, Inc, with  Record Town, Inc. as the surviving corporation of the merger.

(n)                     “TWE 2004 Business Restructure” shall mean the business restructure and transactions effected under the TWE 2004 Business Restructure Agreements.

(o)                     “TWE 2004 Business Restructure Agreements” shall mean, collectively, (i) the Joint Plan of Reorganization, (ii) the agreements, documents, and instruments listed on Schedule 1.1(o) hereto, including, without limitation, the agreements, documents and instruments executed and delivered in connection with the RT Michigan/RTI Merger, the RT Minnesota/RT USA Merger and the TW Management/RTI Merger, (iii) the TWE 2004 Cash Management Agreement, (iv) the TW Florida Merger Agreements, (v) the Future Capital Contribution Agreement, (vi) the RTI Capital Contribution Agreement, (vii) the TWE Capital Contribution Agreement, (viii) the TW Florida Gift Certificate Agreements, and (ix) all related agreements, documents and instruments executed, delivered or filed in connection with, or otherwise evidencing, each of the transactions consented to in Section 2 hereof, described on Schedule 1.1(o) hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(p)                     “TWE 2004 Cash Management Agreement” shall mean the Cash Management Agreement, dated as of February 1, 2004, among TWE, RTI, TW New York LLC, RT USA, Specs and Trans World Florida, Inc., as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(q)                     “TWE Capital Contribution Agreement” shall mean the Contribution of Capital Agreement, dated as of February 1, 2004, among TWE, RTI and TW New York LLC, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(r)                        “Unitary Store Assets” shall have the meaning given in Section 2.1(d) hereof.

(s)                      “Unitary Stores” shall mean the retail stores leased as of the date hereof by RTI listed on Schedule 1.1(s) hereto.

(t)                        “Warehouse and Distribution Centers” shall mean the warehouse and distribution centers owned or leased by RTI located in Albany, New York, North Canton, Ohio and Carson, California.

(u)                     “Wherehouse Music Stores” shall mean the retail store nos. 1422, 1472, 1483 and 1484 located in the State of Oregon and retain store no. 1497 located in the State of Utah operated under the name “Wherehouse Music”.

(v)                     “Wherehouse Music Store Assets” shall have the meaning given in Section 2.1(c) hereof.

1.2                                 Amendments to Definitions.  As used herein or in any of the other Financing Agreements, the following terms shall have the meanings given to them below, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following definitions:

(a)                      Borrowers.  All references to the term “Borrowers” in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean each of the Existing Borrowers, RT USA and TW New York LLC, individually and collectively, jointly and severally.

(b)                     Guarantors.  All references to the term “Guarantors” in the Loan Agreement or any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, individually and collectively, each Person that at any time guarantees payment or performance of all or any portion of the Obligations, including, without limitation, Media Logic, USA, LLC, a New York limited liability company, Movies Plus, Inc., a New York corporation, Records N’ Such, Inc., a New York corporation, Saturday Matinee, Inc., a New York corporation, Camelot Music Holdings, Inc., a Delaware corporation, Spec’s Music, Inc., a Florida corporation, and Trans World  Florida, LLC, a Florida limited liability company, and their respective successors and assigns.

(c)                      Collateral.  All references to the term “Collateral” in the Loan Agreement or the other Financing Agreements shall be deemed and each such reference is hereby amended to include when referring to Collateral of Borrowers, the Collateral granted by RT USA and the acknowledgment and confirmatory grant by TW New York LLC as set forth in Section 6 hereof.

1.3                                 Interpretation.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

2.                                       Consents to TWE 2004 Business Restructure.

2.1                                 Formation of RT USA, Mergers, Conversions, etc.  Notwithstanding anything to the contrary contained in Sections 9.1, 9.7(a), 9.7(b), 9.7(c), 9.10, or 9.12 of the Loan Agreement, Lender consents to the following transactions, effective as of the earlier of the date hereof or the effective date that such transaction occurred in accordance with the TWE 2004 Business Restructure to the extent such consent is or may be required under the Loan Agreement:

(a)                      the formation of RT USA by TW New York LLC in accordance with the applicable TWE 2004 Business Restructure Agreements as in effect on the date hereof;

(b)                     the contribution by TWE to TW New York LLC of all of TWE’s right, title and interest in and to all of the Inventory and Equipment located at the Warehouse and Distribution Centers and the rights, contract rights, interests, claims, demands, causes of action, utility and similar deposits, property and other assets acquired or used in connection with the purchasing and marketing functions of TWE (the “Purchasing and Marketing Function Assets”), subject to the security interests and liens of Lender therein, all in accordance with the TWE Capital Contribution Agreement and the other applicable TWE 2004 Business Restructure Agreements as each is in effect on the date hereof;

(c)                      the contribution by RTI to RT USA of all of RTI’s right, title and interest in and to:  (i) the leases and leasehold interests with respect to the Wherehouse Music Stores, (ii) the Inventory and Equipment located at the Wherehouse Music Stores and (iii) the rights, contract rights, interests, claims, demands, causes of action, utility and similar deposits, property and other assets acquired or used in connection with the operation of the Wherehouse Music Stores (collectively, the “Wherehouse Music Store Assets”), subject to the security interests and liens of Lender in the Wherehouse Music Store Assets, all in accordance with the RTI Capital Contribution Agreement and the other applicable TWE 2004 Business Restructure Agreements as each is in effect on the date hereof;

(d)                     the contribution from time to time by RTI to RT USA as the leases with respect to the Unitary Stores expire of all of RTI’s right, title and interest in and to:  (i) the Inventory and Equipment located at the Unitary Stores and (ii)  the rights, contract rights, interests, claims, demands, causes of action, utility and similar deposits, property and other assets acquired or used in connection with the operation of the Unitary Stores (collectively the “Unitary Store Assets”) in accordance with the Future Capital Contribution Agreement and the other applicable TWE 2004 Business Restructure Agreements as each is in effect on the date hereof; provided, that, as to any such capital contribution, (A) as of the date of and after giving effect to such contribution of the Unitary Store Assets, no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default,  (B) such Unitary Store Assets contributed by RTI to RT USA shall at all times remain subject to the security interests and liens of Lender in such Unitary Stores Assets, and (C) Borrowers shall notify Lender in writing promptly after the contribution of such Unitary Store Assets, setting forth the list of Unitary Stores that have along with the Unitary Store Assets been contributed to  RT USA;

(e)                      the assignment by TW New York LLC to RT Michigan of all of TW New York LLC’s right, title and interests in and to an intercompany receivable due to TW New York LLC from TWE in the amount of $150,000,000, subject to the security interests and liens of Lender therein, all in accordance with the TWE 2004 Business Restructure Agreements as in effect on the date hereof;

(f)                        the termination of the TWE 1998 Business Restructure Agreements listed on Schedule 2.1(f) hereto in accordance with the TWE 2004 Business Restructure Agreements as in effect on the date hereof; provided, that, any transfers of assets or payments required under such TWE 2004 Business Restructure Agreements shall be subject to the security interests and liens of Lender;

(g)                     the merger of Trans World Management Company, Inc. with and into Record Town, Inc. pursuant to the TW Management /RTI Merger, with Record Town, Inc. as the surviving corporation, in accordance with the applicable TWE 2004 Business Restructure Agreements as in effect on the date hereof;

(h)                     the merger of Record Town Michigan, Inc. with and into Record Town, Inc. pursuant to the RT Michigan /RTI Merger, with Record Town, Inc. as the surviving corporation, in accordance with the applicable TWE 2004 Business Restructure Agreements as in effect on the date hereof; and

(i)                         the merger of Record Town Minnesota, LLC with and into Record Town USA LLC pursuant to the RT Minnesota/RT USA Merger, with Record Town USA, LLC as the surviving limited liability company, in accordance with the applicable TWE 2004 Business Restructure Agreements as in effect on the date hereof.

2.2                                 Dissolution of CMHI.

(a)                      Notwithstanding anything to the contrary contained in Section 5.1 of the General Security Agreement, dated as of May 31, 2003, by CMHI in favor of Lender, or 9.7(a) of the Loan Agreement, Lender hereby consents to the dissolution of CMHI.

(b)                     Each of Borrowers and Guarantors hereby acknowledges, confirms and agrees that, upon the effectiveness of the dissolution of CMHI:

(i)                                     The dissolution of CMHI consented to under Section 2(a) hereof shall not in any way limit, impair or adversely affect the Obligations now or hereafter owed to Lender by any continuing Borrower or Guarantor, including, without limitation, any such Obligations they have as shareholders of such dissolved Guarantors pursuant to applicable law;

(ii)                                  Lender shall continue to have valid and perfected security interests, liens and rights in and to all assets and properties of CMHI and such assets and properties of CMHI shall continue to be deemed included in the Collateral of those entities, and such security interests, liens and rights and their perfection and priorities shall continue in all respects in full force and effect; and

(iii)                               Lender shall have received, in form and substance satisfactory to Lender, true and complete copies of all of the dissolution agreements, documents and instruments with respect to the dissolution of CMHI, including, without limitation, the certificate of dissolution with respect to CMHI has been issued by the Delaware Secretary of State.

2.3                                 New Tradename of TW New York LLC.  Notwithstanding anything to the contrary contained in Section 5.1 of the General Security Agreement, dated as of December 31, 1998, by TW New York LLC in favor of Lender or Section 9.1 of the Loan Agreement, Lender hereby consents to the qualification by TW New York LLC to do business under the name “Trans World Entertainment” in accordance with the applicable TWE 2004  Business Restructure Agreements as in effect on the date hereof so long as:

(a)                      the corporate legal name of TW New York LLC remains “Trans World New York LLC” and the jurisdiction of formation remains the State of New York; and

(b)                     as soon as available, but in any event, no later than thirty (30) days after the date hereof, Lender shall have received, in form and substance reasonably satisfactory to Lender, a copy of the Certificate of Assumed Name filed by TW New York LLC to do business as Trans World Entertainment with the Secretary of State of New York.

2.4                                 Consents regarding Conversion of TW Florida to LLC by Merger.  Notwithstanding anything to the contrary contained in Sections 9.1 or 9.7 of the Loan Agreement, subject to the terms and conditions contained herein:

(a)                      Lender hereby consents to the formation of Trans World Florida, Inc., a Florida corporation, on December 16, 1999.

(b)                     Lender hereby consents to the formation of Trans World Florida, LLC, a Florida limited liability company, on February 6, 2004.

(c)                      Lender hereby consents to the TW Florida Conversion pursuant to which Trans World Florida, Inc., a Florida corporation, shall have converted into Trans World Florida, LLC, a Florida limited liability company, by reason of the merger of Trans World Florida, Inc. with and into Trans World Florida, LLC with Trans World Florida, LLC as the surviving entity, in accordance with the TW Florida Merger Agreements as in effect on the date hereof.

2.5                                 Proposed Merger of Specs into RTI.  Specs may merge with and into RTI; provided, that, each of the following conditions is satisfied as determined by Lender:

(a)                      Lender shall have received not less than twenty (20) Business Days’ prior written notice of the intention of Specs and RTI to so merge, which notice shall set forth in reasonable detail the terms and conditions of such merger, and the material agreements and documents relating to such merger;

(b)                     RTI shall be the surviving corporation of such merger;

(c)                      Lender shall have received such other information with respect to such merger as Lender may reasonably request within a reasonable time of such request,

(d)                     as of the effective date of the merger and after giving effect thereto, no Event of Default or act, event or condition which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

(e)                      Lender shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing);

(f)                        RTI as the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Lender and execute and deliver such other agreements, documents and instruments as Lender may reasonably request in connection therewith;

(g)                     RTI as the surviving corporation shall not become obligated with respect to any Indebtedness, nor any of its property subject to any lien, unless RTI or Specs could incur such Indebtedness or create such lien hereunder; and

(h)                     each Guarantor shall ratify and confirm that its guarantee(s) of the Obligations shall apply to the Obligations as assumed by RTI as the surviving entity.

3.                                       Assumption of Obligations; Acknowledgments with respect to TWE 2004 Business Restructure.  Effective as of the earlier of the date hereof or the effective date of the TWE 2004 Business Restructure as to the respective parties thereto:

3.1                                 Assumption of Obligations.

(a)                      Each of RT USA and TW New York LLC hereby expressly (i) assumes and agrees to be directly liable to Lender, jointly and severally with the other Borrowers, for all Obligations under, contained in, or arising out of the Loan Agreement and the other Financing Agreements applicable to all Borrowers and as applied to each of RT USA and TW New York LLC as a Borrower, (ii) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Financing Agreements applicable to all Borrowers and as applied to each of RT USA and TW New York LLC as a Borrower, with the same force and effect as if each of RT USA and TW New York LLC had originally executed and been an original Borrower party signatory to the Loan Agreement and the other Financing Agreements, and (iii) agrees that Lender shall have all rights, remedies and interests, including security interests in and to the Collateral granted pursuant to Section 6 hereof, the Loan Agreement and the other Financing Agreements, with respect to each of RT USA and TW New York LLC and their respective properties and assets with the same force and effect as Lender has with respect to the other Borrowers and their respective assets and properties as if each of RT USA and TW New York LLC had originally executed and had been an original Borrower party signatory to the Loan Agreement and the other Financing Agreements.

(b)                     Each Borrower, including, without limitation, RT USA and TW New York LLC, and each Guarantor, including, without limitation, TW Florida, hereby agrees that (i) all references to Borrower or Borrowers or other terms intended to refer to a Borrower or Borrowers, such as Debtor or Debtors, contained in any of the Financing Agreements are hereby amended to include each of RT USA and TW New York LLC and each other person or entity at any time hereafter made a “Borrower” under the Loan Agreement, as an additional Borrower or Debtor, or other appropriate term of similar import, as the case may be and (ii) all references to Guarantor or Guarantors or other terms intended to refer to a  Guarantor or Guarantors, such as Obligor or Obligors and Debtor or Debtors, contained in any of the Financing Agreements are hereby amended to include each of  TW Florida and each other person or entity at any time hereafter made a “Guarantor” with respect to the Obligations of Borrowers, as an additional Obligor, Guarantor or Debtor, or other appropriate term of similar import, as the case may be.

3.2                                 Acknowledgement with respect to Security Interests.  Each Borrower and Guarantor hereby acknowledges, confirms and agrees that, by operation of law and as provided in the TWE 2004 Business Restructure Agreements, as the case may be, and this Amendment:

(a)                      Lender shall continue to have valid and perfected security interests, liens and rights in and to all of the Inventory, and all other assets and properties at any time owned and acquired by each Borrower or Guarantor that is the purchaser, assignee or transferee of any such assets and properties pursuant to the TWE 2004 Business Restructure Agreements or otherwise, and all such assets and properties shall be deemed included in the Collateral or the Collateral of

Guarantors, as the case may be, and such security interests, liens and rights and their perfection and priorities have continued and shall continue in all respects in full force and effect;

(b)                     Without limiting the generality of the foregoing, (i) none of the transactions contemplated by the TWE 2004 Business Restructure Agreements shall in any way limit, impair or adversely affect the Obligations now or hereafter owed to Lender by any Borrower or Guarantor or any security interests or liens in any assets or properties securing the same, and (ii) the security interests, liens and rights of Lender in and to the assets and properties of any Borrower or Guarantor that is the recipient, assignee or transferee of any such assets and properties contributed, assigned or transferred pursuant to the TWE 2004 Business Restructure Agreements have continued and, upon and after the consummation of such contribution, assignment or transfer, as the case may be, shall continue to secure all Obligations to Lender of Borrowers or Guarantors or the predecessor owner of such assets and properties, as the case may be, in addition to all other existing and future Obligations of such Borrower or Guarantor, as the case may be, to Lender.

3.3                                 Acknowledgement with respect to Mergers.  As of the effective date of the TWE 2004 Business Restructure as to the respective parties thereto, each Borrower and each Guarantor hereby acknowledges, confirms and agrees that, by operation of law and as provided in the TWE 2004 Business Restructure Agreements, as the case may be, and this Amendment:

(a)                      RTI, as the surviving corporation pursuant to each of the RT Michigan/RTI Merger and the TW Management/RTI Merger, shall continue to be directly and primarily liable in all respects for the Obligations of each of RT Michigan and TW Management arising prior to the effective time of the applicable RT Michigan/RTI Merger and the TW Management/RTI Merger.

(b)                     Lender has and shall continue to have valid and perfected security interests, liens and rights in and to all of the assets and properties owned and acquired by RTI, as the surviving corporation pursuant to each of the RT Michigan/RTI Merger and the TW Management/RTI Merger under the applicable TWE 2004 Business Restructure Agreements or otherwise, and all such assets and properties shall be deemed included in the Collateral and such security interests, liens and rights and their perfection and priorities have continued and shall continue in all respects in full force and effect, and shall continue to secure all Obligations to Lender of RTI.

(c)                      RT USA, as the surviving limited liability company pursuant to the RT Minnesota/RT USA Merger, shall continue to be directly and primarily liable in all respects for the Obligations of RT Minnesota arising prior to the effective time of the RT Minnesota/RT USA Merger.

(d)                     Lender has and shall continue to have valid and perfected security interests, liens and rights in and to all of the assets and properties owned and acquired by RT USA, as the surviving limited liability company pursuant to the RT Minnesota/RT USA Merger under the applicable TWE 2004 Business Restructure Agreements or otherwise, and all such assets and properties shall be deemed included in the Collateral and such security interests, liens and rights and their perfection and priorities have continued and shall continue in all respects in full force and effect, and shall continue to secure all Obligations to Lender of RT USA.

4.                                       Allocation of Revolving Loans and Letter of Credit Accommodations.  Each of Borrowers and Guarantors confirms, acknowledges and agrees that:

4.1                                 As of and after the effective date of the TWE 2004 Business Restructure as to RT Michigan, the portion of the Revolving Loans and Letter of Credit Accommodations to or for the account of RT Michigan determined by Lender to be allocable to the Inventory and other Collateral of RT Michigan before the consummation of the TWE 2004 Business Restructure shall be deemed to be Revolving Loans and Letter of Credit Accommodations of RTI.

4.2                                 As of and after the effective date of the TWE 2004 Business Restructure as to RT Minnesota, the portion of the Revolving Loans and Letter of Credit Accommodations to or for the account of RT Minnesota determined by Lender to be allocable to the Inventory and other Collateral of RT Minnesota before the consummation of the TWE 2004 Business Restructure shall be deemed to be Revolving Loans and Letter of Credit Accommodations of  RT USA.

5.                                       Continued Interrelated Business. After giving effect to the TWE 2004 Business Restructure and the transactions contemplated by the TWE 2004 Business Restructure Agreements, (a) Borrowers and Guarantors shall continue to make up an interrelated organization of various entities constituting a single economic and business enterprise in which each of Borrowers and Guarantors shares an identity of interests such that any benefit received by any one of the Borrowers and Guarantors benefits the other Borrowers and Guarantors, (b) each of Borrowers and Guarantors purchases or sells and supplies goods and renders or receives services to or from, or for the benefit of, the other such Persons and provides or receives other financial accommodations to or for the benefit of the other such Persons and administrative, marketing, payroll and management services to or from or for the benefit of, the other Borrowers and Guarantors, and (c) Borrowers and Guarantors have (i) substantially consolidated accounting, administrative, financial, computer, credit, legal and other services, and (ii) substantially common officers and directors and are identified to creditors as a common entity.

6.                                       Collateral. Without limiting the provisions of Section 2 or 3 hereof, the Loan Agreement and the other Financing Agreements, to secure payment and performance of all Obligations, RT USA hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of RT USA, and TW New York LLC hereby grants, and confirms its prior grant, to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns, and confirms its prior assignment, to Lender as security, the following property and interests in property of TW New York LLC, in either case, whether now owned or hereafter acquired or existing, and wherever located (collectively, the “Collateral”):

6.1                                 all Accounts;

6.2                                 all general intangibles, including, without limitation, all Intellectual Property;

6.3                                 all goods, including, without limitation, Inventory and Equipment;

6.4                                 all Real Property and fixtures;

6.5                                 all chattel paper, including, without limitation, all tangible and electronic chattel paper;

6.6                                 all instruments, including, without limitation, all promissory notes;

6.7                                 all documents;

6.8                                 all deposit accounts;

6.9                                 all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

6.10                           all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

6.11                           all (a) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (b) monies, credit balances, deposits and other property of any Borrower or Guarantor now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

6.12                           all commercial tort claims, including, without limitation, those identified of Schedule 6.11 hereto and, as to RT USA, in the Information Certificate of RT USA ;

6.13                           to the extent not otherwise described above, all Receivables;

6.14                           all Records; and

6.15                           all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

7.                                       Indebtedness.

7.1                                 Sections 9.9(g) and 9.9(h) of the Loan Agreement are hereby deleted and replaced with the following:

“(g) indebtedness of TWE to RTI, TW New York LLC, RT USA, Specs and TW Florida if and when incurred in accordance with the TWE 2004 Cash Management

Agreement (as in effect as of February 1, 2004); provided, that, (i) all such indebtedness of TWE to RTI, TW New York LLC, RT USA, Specs and TW Florida shall be subject to, and subordinated in right of payment to, the right of Lender to receive the prior indefeasible payment in full of all of the Obligations in accordance with the terms and conditions of a written subordination agreement among Lender RTI, TW New York LLC, RT USA, Specs and TW Florida, (ii) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, and (iii) if TWE is required under the terms such written subordination agreement to evidence any such indebtedness of TWE to RTI, TW New York LLC, Specs or TW Florida by a promissory note, then RTI, TW New York LLC, Specs or TW Florida shall, upon the issuance of such note, deliver such note into the possession of Lender, duly indorsed to the order of Lender;

(h) indebtedness of RTI, TW New York LLC, RT USA, Specs and TW Florida to TWE if and when incurred in accordance with the TWE 2004 Cash Management Agreement (as in effect on the execution and delivery date thereof); provided, that, (i) all such indebtedness of RTI, TW New York LLC, RT USA, Specs and TW Florida to TWE shall be subject to, and subordinated in right of payment to, the right of Lender to receive the prior indefeasible payment in full of all of the Obligations in accordance with the terms and conditions of a written subordination agreement between TWE and Lender, (ii) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, and (iii) if any RTI, TW New York LLC, Specs or TW Florida of  is required under the terms such written subordination agreement to evidence any such indebtedness of RTI, TW New York LLC, Specs or TW Florida to TWE by a promissory note, then TWE shall, upon the issuance of such note, deliver such note into the possession of Lender, duly indorsed to the order of Lender; and

(i)  indebtedness consisting of the contingent obligation of RTI, RT USA and Specs to their customers in connection with the issuance of Gift Certificates in the ordinary course pursuant to the terms and conditions of the TW Florida Gift Certificate Agreements (as in effect on the execution and delivery date thereof).”

8.                                       Transactions with Affiliates.

8.1                                 Section 9.12 of the Loan Agreement is hereby amended by adding in Section 9.12(a), immediately preceding the word “except” appearing in the fifth line thereof, the phrase “except for such transactions engaged in pursuant to and in accordance with the TWE 2004 Business Restructure Agreements (as in effect on the execution and delivery date thereof) that are not prohibited by any other term or provision of the Financing Agreements, and “

8.2                                 Section 9.12 of the Loan Agreement is hereby amended by adding immediately after the word “business” appearing at the end of Section 9.12(b), the following:

“and payments of reasonable fees, charges and expenses by Borrowers to other Borrowers and Guarantors pursuant to the TWE 2004 Business Restructure

Agreements (as in effect on the execution and delivery date thereof) previously disclosed to Lender in writing; provided, that, (i) Borrowers and Guarantors may amend or modify the “Estimated Purchase Price” as defined in and set forth on Exhibit A to the Inventory Supply Agreements in accordance with the terms and conditions set forth in the Inventory Supply Agreements so long as such modification to the “Estimated Purchase Price” is based upon the good faith determination of such Borrowers and Guarantors that such modification is necessary to reflect an arm’s length transactions between such Borrowers and Guarantors and (ii) the portion of the Purchase Price and the Estimated Purchase Price of Inventory other than the actual cost of Inventory purchased from third party vendors to TW New York LLC shall not be included in the definition of Cost.”

8.3                                 Section 5.12 of each of the General Security Agreements executed and delivered by Guarantors is hereby amended by adding immediately after the word “business” appearing at the end of Section 5.12(b), the following:

“and payments of reasonable fees, charges and expenses by Guarantors to other Borrowers and Guarantors pursuant to the TWE 2004 Business Restructure Agreements (as in effect on the execution and delivery date thereof) previously disclosed to Lender in writing; provided, that, (i) Borrowers and Guarantors may amend or modify the “Estimated Purchase Price” as defined in and set forth on Exhibit A to the Inventory Supply Agreements in accordance with the terms and conditions set forth in the Inventory Supply Agreements so long as such modification to the “Estimated Purchase Price” is based upon the good faith determination of such Borrowers and Guarantors that such modification is necessary to reflect an arm’s length transactions between such Borrowers and Guarantors and (ii) the portion of the Purchase Price and the Estimated Purchase Price of Inventory other than the actual cost of Inventory purchased from third party vendors to TW New York LLC shall not be included in the definition of Cost.”

9.                                       Gift Certificates.

9.1                                 Availability Reserves.

(a)                      Effective on the date hereof, in addition to any existing or future Availability Reserves that may be in effect on the date hereof or established from time to time, Lender may, subject to the terms of Section 9.1(b) hereof, establish and maintain an Availability Reserve against the amount of Revolving Loans and Letter of Credit Accommodations otherwise determined by Lender to be available to Revolving Loan Borrowers under the Loan Agreement and the other Financing Agreements in the amount equal to the outstanding amount of gift certificates issued by any Borrower or Guarantor (the “Gift Certificate Availability Reserve”).

(b)                     Lender agrees not to exercise its right to establish the Gift Certificate Availability Reserve in such amounts as it may determine unless either (i) an Event of Default or an event or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred or (ii)  Excess Availability is less than $50,000,000.

(c)                      The Gift Certificate Availability Reserve established in accordance with this Section 9.1 is in addition to, and not in limitation of, all other existing availability reserves and the rights of Lender from time to time to establish other and further reserves against the availability of Revolving Loans and Letter of Credit Accommodations under the Loan Agreement and the other Financing Agreements.

9.2                                 Reporting.  In addition to and not in limitation of any covenant by Borrowers or Guarantors to provide reports, documents or other information regarding the Collateral, financial  condition or otherwise in the Loan Agreement or the other Financing Agreements, Borrowers shall furnish to Lender on a monthly basis or, if Excess Availability falls below $10,000,000 or an Event of Default exists or has occurred and is continuing, or an event has occurred or state of facts exists that would, with notice or passage of time, or both, constitute an Event of Default, more frequently as Lender may request, a schedule of the amount of Gift Certificates outstanding on an aggregate basis for RTI, RT USA and Specs to their customers.

10.                                 Appointment of TWE and RTI as Agent.  In addition to, and not in limitation of, any provisions of Section 12.2 of the Loan Agreement:

10.1                           Each of RT USA and TW New York LLC (together with RTI) hereby irrevocably appoints TWE as agent for such Borrower under the Loan Agreement and the other Financing Agreements, to act in such capacity as agent for such Borrower hereunder and TWE hereby accepts such appointment.  Each of RT USA and TW New York LLC (together with RTI) further irrevocably authorizes TWE as agent for such purposes to take such action on such Borrower’s behalf and to exercise such rights and powers under the Loan Agreement and the other Financing Agreements as are delegated to TWE in such capacity by the terms hereof and thereof, together with such rights and powers as are reasonably incidental thereto.

10.2                           TWE as agent for each of RT USA and TW New York LLC (together with RTI) is hereby expressly and irrevocably authorized by each Borrower, without hereby limiting any implied or express authority, (a) to give and receive on behalf of such Borrower all notices and other materials delivered or provided to be delivered by Lender to such Borrower or by such Borrower to Lender pursuant to the Financing Agreements, (b) to request Loans and Letter of Credit Accommodations on behalf of such Borrower, (c) to receive disbursements of Loans and other financing accommodations on behalf of such Borrower, and (d) to pay, on behalf of such Borrower, all Obligations of such Borrower at any time due Lender pursuant to the terms of the Financing Agreements.

10.3                           Each of RT USA and TW New York LLC hereby irrevocably appoints RTI to act as agent for each of them to receive and deposit on behalf of each of them, proceeds of all Collateral and any other items, and to cause the same to be remitted to the Blocked Accounts in accordance with the provisions of Section 6.3 of the Loan Agreement, and RTI hereby accepts such appointment.

11.                                 Information Certificates and Schedules.

11.1                           Exhibit A to the Loan Agreement and Section 1.29 of the Loan Agreement is hereby amended to include the Information Certificates of RT USA attached hereto as Exhibit A.

11.2                           Schedule II of the Information Certificate of RTI is hereby amended and restated to include only those locations as set forth on Exhibit B hereto.

12.                                 Representations, Warranties and Covenants.  Borrowers and Guarantors represent, warrant and covenant with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a condition of the effectiveness of this Amendment and a continuing condition of the making or providing of any Revolving Loans or Letter of Credit Accommodations by Lender to Borrowers:

12.1                           This Amendment and each other agreement or instrument to be executed and delivered by each of RT USA and TW New York LLC, or the other Borrowers and TW Florida and the other Guarantors hereunder have been duly authorized, executed and delivered by all necessary action on the part of each of RT USA and TW New York LLC, or the other Borrowers and TW Florida and the Guarantors  which is a party hereto and thereto and, if necessary, their respective stockholders (with respect to any corporation) or members (with respect to any limited liability company), and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of RT USA and TW New York LLC, and the other Borrowers and TW Florida and the other Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of RT USA and TW New York LLC, and the other Borrowers and TW Florida and the other Guarantors, as the case may be, enforceable against them in accordance with their terms.

12.2                           Neither the execution and delivery of the TWE 2004 Business Restructure Agreements, nor the consummation of the transactions contemplated by the TWE 2004 Business Restructure Agreements, nor compliance with the provisions of the TWE 2004 Business Restructure Agreements, shall result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Lender pursuant to the Loan Agreement and the Financing Agreements as amended hereby.

12.3                           Neither the execution and delivery of the TWE 2004 Business Restructure Agreements, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, (a) has violated or shall violate any applicable Federal or State securities laws or any other law or regulation in any material respect, including, without limitation, any Bulk Sales Act or Article 6 of the Uniform Commercial Code, or any order or decree of any court or governmental instrumentality in any respect or (b) does, or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any of RT USA or TW New York LLC, or any other Borrower or TW Florida or any other Guarantor is a party or may be bound, or (c) shall violate any provision of the Certificates of Incorporation or By-Laws of

Borrower or TW Florida or any other Guarantor that is a corporation, or (d) shall violate any provision of the Certificates of Formation or Operating Agreements of TW New York LLC or RT USA, TW Florida or any other Borrower or Guarantor that is a limited liability company.

12.4                           None of the membership interests in either of TW New York LLC, RT USA or TW Florida has been evidenced by a membership certificate or other certificate, document, instrument or security.  All of the membership interests in each of TW New York LLC, RT USA and TW Florida (a) are noted in the respective books and records of each such company, (b) have been duly authorized, validly issued and (c) are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except in favor of Lender.

12.5                           No court of competent jurisdiction has issued any injunction, restraining order or other order which has prohibited or prohibits consummation of the TWE 2004 Business Restructure or any part thereof, and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the TWE 2004 Business Restructure Agreements.

12.6                           Each of TW New York LLC, RT USA and TW Florida is a limited liability company, duly formed and validly existing in good standing under the laws of the State of its formation.  Each of RT USA, TW New York LLC and TW Florida (a) is duly licensed or qualified to do business as a foreign limited liability company or foreign corporation, as the case may be, and is in good standing in each of the jurisdictions set forth in Exhibit C annexed hereto, except as set forth on Exhibit C hereto, which are the only jurisdictions wherein the character of the properties owned or licensed or the nature of the business of any of RT USA, TW New York LLC and TW Florida makes such licensing or qualification to do business necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such entity’s financial conditions, results of operation or business or the rights of Lender in or to any of the Collateral; and (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and will be conducted in the future.

12.7                           The assets and properties of RT USA, TW New York LLC and TW Florida are owned by them, free and clear of all security interests, liens and encumbrances of any kind, nature or description, as of the date hereof, except those security interests existing in favor of Lender and those granted pursuant hereto in favor of Lender, and except for liens (if any) permitted under Section 8.4 of the Loan Agreement or the other Financing Agreements.

12.8                           No action of, or filing with, or consent of any governmental or public body or authority, including, without limitation, any filing with the U.S. Patent and Trademark Office, other than the filing of UCC financing statements with the appropriate governmental authority, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment.

12.9                           No Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

12.10                     All of the representations and warranties set forth in the Loan Agreement as amended hereby, and the other Financing Agreements, are true and correct in all material respects after giving effect to the provisions of this Amendment, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

12.11                     If the amount equal to (a) the Value of Eligible Inventory less the amount of Availability Reserves multiplied by (b) the then applicable advance rate with respect to the Value of Eligible Inventory is at any time equal to or less than $100,000,000, then within thirty (30) days after the date of the occurrence thereof, Borrowers and Guarantors shall deliver, or cause to be delivered to, Lender , in form and substance satisfactory to Lender, an Evidence of Property Insurance certificate together, with a Lender’s Loss Payable Endorsement, issued in favor of Lender with respect to property insurance of Borrowers and Guarantors.

12.12                     If Excess Availability at any time is less than $30,000,000, Borrowers and Guarantors shall deliver within thirty (30) days after such date to Lender, in form and substance satisfactory to Lender:  (a)  an amended and restated blocked account agreement among Lender, LaSalle Bank National Association, and those Borrowers and Guarantors that maintain deposit accounts with LaSalle Bank National Association and (b) a deposit account control agreement for each of the deposit account banks at which Borrowers or Guarantors maintain deposit accounts that are determined by Lender in its good faith judgment to be material to the business and operations of the Borrowers and Guarantors or to the exercise of Lender’s rights and remedies under the Loan Agreement and the other Financing Agreements.  During such thirty (30) day period and in any event until such time as the terms and conditions set forth in this Section 12.12 have been satisfied as determined by Lender, the amount of Loans available to Borrowers based upon the lending formulas as determined by Lender in accordance with the terms and conditions of the Loan Agreement shall at all times be not less than $10,000,000.

13.                                 Conditions Precedent.  The effectiveness of this Amendment and the agreement of Lender to the consents, modifications and amendments set forth in this Amendment are subject to the fulfillment of the following conditions precedent:

13.1                           Lender shall have received, in form and substance satisfactory to Lender, evidence that (a) the TWE 2004 Business Restructure Agreements have been duly executed and delivered by and to the appropriate parties thereto and (b) the transactions that are contemplated by the TWE 2004 Business Restructure Agreements to be consummated prior to or as of the date hereof have been consummated prior to, or contemporaneously with, the execution of this Amendment;

13.2                           Lender shall have received, in form and substance satisfactory to Lender, each of the following agreements to which it is a party, duly authorized, executed and delivered:

(a)                      Guarantee by RT USA with respect to the Obligations of Borrowers (other than RT USA) to Lender;

(b)                     Guarantee by TW New York LLC with respect to the Obligations of Borrowers (other than TW New York LLC) to Lender;

(c)                      Guarantee by Borrowers with respect to the Obligations of RT USA and TW New York LLC to Lender;

(d)                     Guarantee by Existing Guarantors with respect to the Obligations of RT USA and TW New York LLC;

(e)                      Guarantee by TW Florida with respect to the Obligations of Borrowers;

(f)                        General Security Agreement by TW Florida in favor of Lender;

(g)                     Intercompany Parent Subordination Agreement between Lender and TWE, as acknowledged by RTI, TW New York LLC, RT USA, Specs and TW Florida; and

(h)                     Intercompany Subsidiary Subordination Agreement among Lender, RTI, TW New York LLC, RT USA, Specs and TW Florida, as acknowledged by TWE;

13.3                           UCC financing statements and amendments to existing UCC financing statements with respect to RT USA, TW New York LLC, and all other Borrowers and TW Florida and all other Guarantors and other documents and instruments which Lender in its sole discretion has determined are necessary to perfect or continue perfected the security interests of Lender in all Collateral now or hereafter owned by RT USA and TW New York LLC and the other Borrowers and TW Florida and the other Guarantors shall have been either or both delivered and filed;

13.4                           Each of RT USA, TW New York LLC and TW Florida shall have delivered to Lender (a) a copy of its Certificate of Formation or Articles of Organization, and all amendments thereto, certified by the Secretary of State of its jurisdiction of formation as of the most recent practicable date certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein, (b) a copy of its Operating Agreement, certified by its Secretary and (c) a Certificate from its Secretary, dated the date hereof, certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein;

13.5                           Each of RT USA, TW New York LLC and TW Florida shall have delivered to Lender evidence, as of the most recent practicable date, that it is duly qualified and in good standing in each jurisdiction set forth in Exhibit C annexed hereto, except with respect to those jurisdictions in which such qualification has not yet been completed, in which case RT USA, New York LLC or TW Florida, as the case may be, shall deliver evidence of such qualification to Lender within the time period set forth on Exhibit C hereto;

13.6                           Lender shall have received, in form and substance satisfactory to Lender, Secretary’s or Assistant Secretary’s Certificates of Directors’ Resolutions with Shareholders’ Consent evidencing the adoption and subsistence of corporate resolutions approving the execution, delivery and performance by Borrower, and Guarantors of this Amendment and the agreements, documents and instruments to be delivered pursuant to this Amendment;

13.7                           Lender shall have received, in form and substance satisfactory to Lender, for each of RT USA, TW New York LLC and TW Florida (a) a certificate of the sole member of each such company identifying all managers (if any), officers or other persons authorized to act on behalf of such company and if applicable, the specific management responsibilities of each such manager, officer or other authorized person, including a description of any restriction on any such manager’s, officer’s or other person’s authority to act for such company or, if no restrictions are so imposed, a statement to that effect, (b) resolutions of each of the sole members of such company, evidencing the adoption and subsistence of company resolutions approving the execution, delivery and performance by each of RT USA, TW New York LLC and TW Florida, respectively, of this Amendment and the agreements, documents and instruments to be delivered pursuant to this Amendment, in each case signed by all members of each such company, and (c) Certificates of Membership of each such company identifying all members of such company and the relative voting and/or management rights of the members, if applicable, of such company;

13.8                           Lender shall have received an opinion of counsel to RT USA and the other Borrowers and TW Florida and the other Guarantors with respect to the transactions contemplated by this Amendment and the TWE 2004 Business Restructure Agreements, and such other matters as Lender shall reasonably request, addressed to Lender, in form and substance and satisfactory to Lender;

13.9                           each of Borrowers and Guarantors shall deliver, or cause to be delivered, to Lender a true and correct copy of any consent, waiver or approval to or of this Amendment, which any Borrower or Guarantor is required to obtain from any other Person, and such consent, approval or waiver shall be in a form reasonably acceptable to Lender;

13.10                     Lender shall have received, in form and substance satisfactory to Lender, all other consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests and liens upon the Collateral or to affect the provisions or purposes of this Amendment and the other Financing Agreements;

13.11                     all requisite corporate action and proceedings in connection with this Amendment and the documents and instruments to be delivered hereunder shall be in form and substance satisfactory to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities; and

13.12                     no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

14.                                 Waiver of Event of Default.

14.1                           Lender hereby waives, subject to the terms and conditions contained in this Amendment, the Event of Default arising under Section 9.7(b) and 9.10 of the Loan Agreement as a result of the formation by RTI of Trans World Florida, Inc., a Florida corporation.

14.2                           Lender has not waived and is not by this Amendment waiving, and has no intention of waiving, any other Event of Default, which may have occurred before the date hereof, or may be continuing on the date hereof or any Event of Default that may occur after the date hereof, whether the same or similar to the Event of Default described in Section 14.1 hereof or otherwise, other than the Event of Default specifically described in Section 14.1 hereof. Lender reserves the right, in its discretion, to exercise its rights and remedies arising under the Financing Agreements, applicable law or otherwise as a result of any other Events of Default that may have occurred before the date hereof, or are continuing on the date hereof, or any Event of Default that may occur after the date hereof, whether the same or similar to the Event of Default described in Section 14.1 hereof or otherwise.

15.                                 Additional Events of Default.  The parties hereto acknowledge, confirm and agree that the failure of Borrowers or Guarantors to comply with the covenants, conditions and agreements contained herein shall constitute an Event of Default.

16.                                 Effect of this Amendment.  This Amendment and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof.  Except as expressly amended pursuant hereto, and except for the consents expressly set forth in the Consent No. 1 under Loan Agreement, Consent No. 2 under  Loan Agreement, Consent No. 3 under Loan Agreement, Consent No. 4 under Loan Agreement, Consent No. 5 under Loan Agreement, Consent No. 6 under Loan Agreement, and Consent No. 7 under Loan Agreement, no other changes or modifications to the Financing Agreements or consents under any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

17.                                 Further Assurances.  Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Lender to effectuate the provisions and purposes of this Amendment.

18.                                 Governing Law.  The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflict of laws).

19.                                 Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

20.                                 Counterparts.  This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Please sign in the space provided below and return a counterpart of this Amendment, whereupon this Amendment, as so agreed to and accepted, shall become a binding agreement among Borrowers and Lender.

Very truly yours,

CONGRESS FINANCIAL CORPORATION

By:

Title:

AGREED TO AND ACCEPTED:

TRANS WORLD ENTERTAINMENT CORPORATION

By:

Title:

RECORD TOWN, INC.

By:

Title:

RECORD TOWN USA, LLC

By:

Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

RECORD TOWN, INC., as successor by merger of Record Town Michigan, Inc. with and into Record Town, Inc.

By:

Title:

RECORD TOWN, USA, LLC., successor by merger of Record Town Minnesota, LLC with and into Record Town, USA, LLC

By:

Title:

CONSENTED AND AGREED TO:

MEDIA LOGIC USA, LLC

By:

Title:

MOVIES PLUS, INC.

By:

Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

SATURDAY MATINEE, INC.

By:

Title:

RECORDS N’ SUCH, INC.

By:

Title:

TRANS WORLD NEW YORK, LLC

By:

Title:

RECORD TOWN, INC., as successor by merger of Trans World Management Company, Inc. with and into Record Town, Inc.

By:

Title:

TRANS WORLD ENTERTAINMENT CORPORATION, a successor-in-interest to, in its capacity as the sole shareholder of the dissolution of Camelot Music Holdings, Inc.

By:

Title:

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

SPEC’S MUSIC, INC.

By:

Title:

TRANS WORLD FLORIDA, LLC

By:

Title:

EXHIBIT A
TO
AMENDMENT NO. 8 TO
LOAN AND SECURITY AGREEMENT

Information Certificate of Record Town USA LLC

(See Attached)

EXHIBIT B
TO
AMENDMENT NO. 8 TO
LOAN AND SECURITY AGREEMENT

Schedule II to Information Certificate of Record Town, Inc.

(See Attached)

SCHEDULE 1.1(j)
TO
AMENDMENT NO. 8 TO
LOAN AND SECURITY AGREEMENT

List of TW Florida Gift Certificate Agreements

SCHEDULE 1.1(o)
TO
AMENDMENT NO. 8 TO
LOAN AND SECURITY AGREEMENT

List of TWE 2004 Business Restructure Agreements